Exhibit 99.1
News Release

Contact:
William L. Prater	Gary C. Bonds
Treasurer and Chief Financial	Senior Vice President and
Officer	Principal Accounting Officer
662/680-2000	662/680-2332
BancorpSouth Reports Fourth Quarter 2010 Earnings of $0.19 per Diluted Share
TUPELO, Miss., January 27, 2011/PRNewswire-FirstCall via COMTEX/ — BancorpSouth, Inc. (NYSE: BXS) today announced financial results for the quarter ended December 31, 2010. The Company had net income of $15.8 million, or $0.19 per diluted share, for the quarter compared with a net loss of $2.1 million, or $0.03 per diluted share, for the fourth quarter of 2009.
Aubrey Patterson, Chairman and Chief Executive Officer of BancorpSouth, commented, “We are encouraged by the improvement in the Company’s performance during the fourth quarter. While the credit market remains challenging, we experienced a 3.7% decline in non-performing loans, 30 — 89 day past due loans continued to decline, and we saw a decline in the provision for credit losses as required reserves for impaired loans declined and levels of adversely classified loans decreased. While we still have far to go to return to the level of financial performance we expect at BancorpSouth, we feel that we are moving in the right direction.
“The increase in earnings for the fourth quarter of 2010 compared with the net loss for the fourth quarter of 2009 primarily resulted from a $19.0 million, or 30.5 percent, decline in the provision for credit losses to $43.3 million for the fourth quarter of 2010 from $62.3 million for the fourth quarter of 2009. In addition, noninterest revenue increased $9.5 million, or 14.7 percent, for the fourth quarter of 2010 from the fourth quarter of 2009. Mortgage lending revenue, excluding the fair value adjustments to the Company’s mortgage servicing rights (MSRs), increased 32.7% for the fourth quarter of 2010 compared to the same quarter of 2009, $9.2 million versus $7.0 million, respectively.
“Non-performing loans and leases (NPLs) declined to $394.4 million at December 31, 2010 from $409.4 million at September 30, 2010. This decrease was primarily attributable to a decrease in non-accrual construction, acquisition and development (CAD) loans of $17.5 million. This loan category has been the segment most significantly affected by the economic downturn, particularly those loans related to housing. This category has also accounted for over 60% of net charge-offs in 2010. As in prior quarters, the Company’s NPLs remain concentrated in certain geographic areas. The Alabama, Nashville and Greater Memphis, Tennessee markets continue to be affected by the slow housing markets while several larger loans are reflected in our Missouri Region’s NPLs.”
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Box 789 • Tupelo, MS 38802-0789 • (662) 680-2000
BancorpSouth, Inc. is a financial holding company.

BXS Announces Fourth Quarter Results

January 27, 2011
Patterson added, “We believe that we remain appropriately reserved for losses inherent in our loan portfolio. At December 31, 2010, approximately 79 percent of our non-accrual loans had been determined to be collaterally dependent and had either been charged down or had a specific reserve to reflect values obtained from appraisals. Net of these write-downs and reserves, the remaining book balance of impaired loans was 67 percent of the unpaid principal balance. The allowance for credit losses not specifically allocated to impaired loans represented 211 percent of the remaining unimpaired non-accrual loan balance.
“BancorpSouth’s pre-tax, pre-provision earnings for the fourth quarter of 2010 increased to $60.8 million from $53.5 million for the fourth quarter of 2009 and $56.3 million for the third quarter of 2010. We attribute the relative consistency of these operating results to the stability reflected in our net interest revenue, the strength of our mortgage production and servicing operations, effective cost management and the steadiness of the aggregate results from our other noninterest revenue streams.
“Based on this performance, we continue to be encouraged about BancorpSouth’s ability to produce stronger financial results as our credit metrics continue to improve. While the improvement in our fourth quarter NPLs is an important step in returning to a more normalized level of financial performance, we realize that there is much work yet to be completed to realize that goal. We must build on this momentum in the quarters to come. We do not underestimate the challenges to returning our credit metrics to their historical levels, but with the progress achieved throughout 2010 and with continuing strong capital and liquidity, we enter 2011 confident that we are on the right path to achieve that goal.”
Net Interest Revenue
Net interest revenue was $110.3 million for the fourth quarter of 2010, a decrease of 1.9 percent from $112.3 million for the fourth quarter of 2009 and a 0.5 percent increase from $109.7 million for the third quarter of 2010. The fully taxable equivalent net interest margin was 3.59 percent for the fourth quarter of 2010, compared with 3.81 percent for the fourth quarter of 2009 and 3.64 percent for the third quarter of 2010.
The Company continues to manage through the prolonged low interest rate environment very effectively. The decline in net interest margin for the fourth quarter of 2010 from the third quarter of 2010 was primarily the result of lower yields on the investment portfolio. Yields on loans have remained relatively stable, and overall rates on interest bearing liabilities have continued to decline. Weak loan demand continues to challenge growth in earning assets.
Asset, Deposit and Loan Activity
Total assets at December 31, 2010 were $13.6 billion, an increase of 3.4 percent compared with $13.2 billion at December 31, 2009. Total deposits were $11.5 billion at December 31, 2010, an increase of 7.6 percent from $10.7 billion at December 31, 2009. Loans and leases, net of unearned income, were $9.3 billion at December 31, 2010, a decrease of 4.5 percent from $9.8 billion at December 31, 2009.
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BXS Announces Fourth Quarter Results

January 27, 2011
The decline in loans and leases remained concentrated in the construction, acquisition and development loan portfolio, which decreased $311.3 million, or 21.3 percent, during 2010. Excluding the impact of the CAD loan portfolio, net loans and leases declined $130.7 million, or 1.6 percent, for the year ended December 31, 2010.
The significant growth in BancorpSouth’s deposits during 2010 reflected an increase of 8.3 percent and 14.1 percent in noninterest bearing and interest bearing demand deposits, respectively, and a 19.0 percent increase in savings deposits. While the present economic environment has limited the Company’s ability to invest this additional funding in loans, the Company has continued to capitalize on the opportunity to grow core deposits by both increasing new relationships and strengthening existing relationships.
Provision for Credit Losses and Allowance for Credit Losses
For the fourth quarter of 2010, the provision for credit losses was $43.3 million, compared with $62.3 million for the fourth quarter of 2009 and $54.9 million for the third quarter of 2010. Annualized net charge-offs were 2.19 percent of average loans and leases for the fourth quarter of 2010, compared with 1.27 percent for the fourth quarter of 2009 and 2.10 percent for the third quarter of 2010.
NPLs were $394.4 million, or 4.23 percent of net loans and leases, at December 31, 2010 compared to $186.5 million, or 1.91 percent of net loans and leases, at December 30, 2009 and $409.4 million, or 4.30 percent of net loans and leases, at September 30, 2010. The allowance for credit losses was 2.11 percent of net loans and leases at December 31, 2010 compared to 1.80 percent at December 30, 2009 and 2.16 percent at September 30, 2010.
Total NPLs at December 31, 2010 consisted of: $347.5 million of loans on nonaccrual status, virtually unchanged from $347.2 million at September 30, 2010; $8.5 million of loans 90 days or more past due and still accruing, a decrease from $9.9 million at September 30, 2010; and restructured loans still accruing of $38.4 million, a decrease from $52.3 million at September 30, 2010. Loans and leases 30 to 89 days past due decreased 18.2 percent to $60.4 million at December 31, 2010 from $73.8 million at September 30, 2010.
At the end of the fourth quarter of 2010, $111.9 million of NPLs were residential CAD loans, $89.5 million were other CAD loans, $74.1 million were commercial real estate mortgage loans and $56.3 million were consumer mortgages. NPLs from all other loan types totaled $62.6 million.
Other real estate owned increased during the fourth quarter to $133.4 million, compared to $59.3 million at December 31, 2009 and $82.6 million at September 30, 2010. This net increase from the third quarter reflected $62.7 million added through foreclosure, less sales of other real estate owned of $8.5 million, and write-downs in value of existing properties of $3.4 million.
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BXS Announces Fourth Quarter Results

January 27, 2011
Noninterest Revenue
Noninterest revenue was $74.0 million for the fourth quarter of 2010, compared with $64.5 million for the fourth quarter of 2009 and $69.8 million for the third quarter of 2010. This growth was primarily related to mortgage production and servicing operations. Mortgage origination volume was $452 million for the fourth quarter of 2010 and mortgage lending revenue was $18.1 million, which included an $8.9 million positive MSR fair value adjustment. For the fourth quarter of 2009, mortgage origination volume was $314 million and mortgage lending revenue was $8.6 million, including a $1.6 million positive MSR fair value adjustment, and for the third quarter of 2010, mortgage origination volume was $490 million and mortgage lending revenue was $8.9 million, including a $4.6 million negative MSR fair value adjustment.
Noninterest revenue for the fourth quarter of 2010 from credit and debit card fees and trust income increased on a comparable and sequential quarter basis. Insurance commission revenue increased from the comparable quarter in 2009, but declined $2.8 million from the third quarter of 2010, which was attributable to seasonality in that line of business. Service charge income declined $1.8 million from the third quarter of 2010 to $16.9 million as the first full quarter of mandated changes in overdraft regulations were in effect. The Company recorded a security loss of $0.5 million for the fourth quarter of 2010, compared with a loss of $0.1 million for the fourth quarter of 2009 and a gain of $2.3 million for the third quarter of 2010.
Noninterest Expense
Noninterest expense for the fourth quarter of 2010 was $123.4 million, unchanged from the fourth quarter of 2009 and comparable to $123.1 million for the third quarter of 2010. Included in these results, FDIC insurance expense was $5.9 million for the fourth quarter of 2010 compared with $3.8 million for the fourth quarter of 2009 and $4.8 million for the third quarter of 2010. Foreclosed property expense decreased to $6.1 million for the fourth quarter of 2010 from $6.3 million for the fourth quarter of 2009 and increased from $4.9 million for the third quarter of 2010. Salaries and employee benefits, net occupancy and equipment expenses for the fourth quarter of 2010 declined on both a comparable and sequential quarter basis.
Capital Management
BancorpSouth’s commitment to a strong capital base is one of its fundamental strengths. The Company’s equity capitalization is 100 percent common stock. BancorpSouth’s ratio of shareholders’ equity to assets was 8.98 percent at December 31, 2010, compared with 9.69 percent at December 31, 2009. The ratio of tangible equity to tangible assets was 7.00 percent at December 31, 2010, compared with 7.63 percent at December 31, 2009. BancorpSouth remains a “well capitalized” financial holding company, as defined by federal regulations, with Tier 1 risk-based capital of 10.61 percent at December 31, 2010 and total risk based capital of 11.87 percent, compared with required minimum levels of 6 percent and 10 percent, respectively, to be classified as “well capitalized.”
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BXS Announces Fourth Quarter Results

January 27, 2011
Summary
Patterson concluded, “After a most challenging year, BancorpSouth entered 2011 with strong capital and ample liquidity, a growing and demographically appealing eight-state franchise, a relatively attractive net interest margin and stable pre-tax, pre-provision earnings. While we expect to continue our primary focus on providing superior service to customers within our existing network, we have the expertise, financial resources and strategic clarity to leverage current industry turmoil and consolidation in support of our long-term growth objectives.
“Our challenges for 2011 are clear. With high unemployment and modest economic growth, we are cautious about our ability to expand our loan portfolio with high quality credits. In this environment, we are highly focused on continuing to work through any remaining credit issues to sustain the positive trends evident in our fourth quarter results.
“We believe BancorpSouth is well positioned strategically, especially if early indications of economic growth prove sustainable. Although uncertain about the strength of the economy in 2011, we are confident that we will continue to manage effectively and conservatively in the coming year, maintain a strong capital base and strong liquidity, remain appropriately reserved against losses inherent in our loan portfolio and build the value of our banking franchise.”
Conference Call
BancorpSouth will conduct a conference call to discuss its fourth quarter 2010 results tomorrow, January 28, 2011, at 10:00 a.m. (Central Time). Investors may listen via the Internet by accessing BancorpSouth’s website at http://www.bancorpsouth.com. A replay of the conference call will be available at BancorpSouth’s website for at least two weeks following the call.
Forward-Looking Statements
Certain statements contained in this news release may not be based on historical facts and are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements may be identified by their reference to a future period or periods or by the use of forward-looking terminology such as “anticipate,” “believe,” “estimate,” “expect,” “may,” “might,” “will,” “would,” “could” or “intend.” These forward-looking statements include, without limitation, statements relating to our financial performance, our reserve for losses, returning our credit metrics to historic levels, our ability to provide superior services to our customers, our economic growth, our ability to manage, our capital and liquidity, our ability to build the value of our franchise and our use of non-GAAP financial measures.
We caution you not to place undue reliance on the forward-looking statements contained in this news release in that actual results could differ materially from those indicated in such forward-looking statements because of a variety of factors. These factors may include, but are not limited to, conditions in the financial markets and economic conditions generally, the soundness of other financial institutions, levels of market volatility, the availability of capital if the Company elects or is compelled to seek additional capital, liquidity risk, the credit risk associated with real estate
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BXS Announces Fourth Quarter Results

January 27, 2011
construction, acquisition and development loans, estimates of costs and values associated with real estate construction, acquisition and development loans in the Company’s loan portfolio, the adequacy of the Company’s allowance for credit losses to cover actual credit losses, governmental regulation and supervision of the Company’s operations, changes in interest rates, the impact of monetary policies and economic factors on the Company’s ability to attract deposits or make loans, the impact of hurricanes or other adverse weather events, risks in connection with completed or potential acquisitions, dilution caused by the Company’s issuance of any additional shares of its common stock to acquire other banks, bank holding companies, financial holding companies and insurance agencies, restrictions on the Company’s ability to declare and pay dividends, the Company’s growth strategy, diversification in the types of financial services the Company offers, competition with other financial services companies, interruptions or breaches in security of the Company’s information systems, the Company’s ability to improve its internal controls adequately, any requirement that the Company write down goodwill or other intangible assets, other factors generally understood to affect the financial results of financial services companies, and other factors described from time to time in BancorpSouth’s filings with the Securities and Exchange Commission. We undertake no obligation to update these forward-looking statements to reflect events or circumstances that occur after the date on which such statements were made.
BancorpSouth, Inc. is a financial holding company headquartered in Tupelo, Mississippi, with $13.6 billion in assets. BancorpSouth Bank, a wholly-owned subsidiary of BancorpSouth, Inc., operates approximately 312 commercial banking, mortgage, insurance, trust and broker/dealer locations in Alabama, Arkansas, Florida, Louisiana, Mississippi, Missouri, Tennessee and Texas. BancorpSouth Bank also operates an insurance location in Illinois.
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BXS Announces Fourth Quarter Results

January 27, 2011
BancorpSouth, Inc.
Selected Financial Data

	Three Months Ended			Twelve Months Ended
	December 31,			December 31,
(Dollars in thousands, except per share amounts)	2010		2009	2010		2009
Earnings Summary:
Net interest revenue	$110,253		$112,347	$441,142		$444,899
Provision for credit losses	43,293		62,271	204,016		117,324
Noninterest revenue	73,974		64,505	264,144		275,276
Noninterest expense	123,447		123,361	487,033		490,017

Income (loss) before income taxes	17,487		(8,780)	14,237		112,834
Income tax provision (benefit)	1,641		(6,634)	(8,705)		30,105

Net income (loss)	$15,846		($2,146)	$22,942		$82,729

Earning (loss) per share: Basic	$0.19		($0.03)	$0.28		$0.99

Diluted	$0.19		($0.03)	$0.27		$0.99

Balance sheet data at December 31:
Total assets				$13,615,010		$13,167,867
Total earning assets				12,458,055		11,939,776
Loans and leases, net of unearned income				9,333,107		9,775,136
Allowance for credit losses				196,913		176,043
Total deposits				11,490,021		10,677,702
Common shareholders’ equity				1,222,244		1,276,296
Book value per share				14.64		15.29

Average balance sheet data:
Total assets	$13,559,038		$13,065,172	$13,304,836		$13,203,659
Total earning assets	12,510,705		11,966,504	12,223,933		12,078,437
Loans and leases, net of unearned interest	9,418,687		9,750,989	9,621,529		9,734,580
Total deposits	11,292,903		10,448,617	11,107,445		10,155,730
Common shareholders’ equity	1,225,514		1,266,989	1,241,321		1,255,605

Non-performing assets at December 31:
Non-accrual loans and leases				$347,499		$144,013
Loans and leases 90+ days past due, still accruing				8,500		36,301
Restructured loans and leases, still accruing				38,376		6,161
Other real estate owned				133,412		59,265

Total non-performing assets				527,787		245,740

Net charge-offs as a percentage of average loans (annualized)	2.19%		1.27%	1.90%		0.76%

Performance ratios (annualized):
Return on average assets	0.46%		(0.07%)	0.17%		0.63%
Return on common equity	5.13%		(0.67%)	1.85%		6.59%
Total shareholders’ equity to total assets	8.98%		9.69%	8.98%		9.69%
Tangible shareholders’ equity to tangible assets	7.00%		7.63%	7.00%		7.63%
Net interest margin	3.59%		3.81%	3.70%		3.77%

Average shares outstanding — basic	83,435,268		83,399,113	83,425,183		83,295,461
Average shares outstanding — diluted	83,471,420		83,527,596	83,515,040		83,430,505
Cash dividends per share	$0.22		$0.22	$0.88		$0.88

Tier I capital	10.61	%(1)	11.17%	10.61	%(1)	11.17%
Total Capital	11.87	%(1)	12.42%	11.87	%(1)	12.42%
Tier I leverage capital	8.07	%(1)	8.95%	8.07	%(1)	8.95%

(1)	Estimated as of earnings release date
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BXS Announces Fourth Quarter Results

January 27, 2011
BancorpSouth, Inc.
Consolidated Balance Sheets
(Unaudited)

	Dec-10	Sep-10	Jun-10	Mar-10	Dec-09
	(Dollars in thousands)
Assets
Cash and due from banks	$99,916	$128,160	$370,499	$187,115	$222,741
Interest bearing deposits with other banks	172,170	211,189	111,040	9,943	15,704
Held-to-maturity securities, at amortized cost	1,613,019	1,357,888	1,147,157	1,219,983	1,032,822
Available-for-sale securities, at fair value	1,096,062	915,877	962,692	891,221	960,772
Federal funds sold and securities purchased under agreement to resell	150,000	325,000	75,000	120,000	75,000
Loans and leases	9,376,351	9,556,962	9,691,623	9,756,081	9,822,986
Less: Unearned income	43,244	42,033	44,721	45,259	47,850
Allowance for credit losses	196,913	205,081	200,744	188,884	176,043

Net loans and leases	9,136,194	9,309,848	9,446,158	9,521,938	9,599,093
Loans held for sale	93,697	125,815	95,987	80,312	80,343
Premises and equipment, net	332,890	335,618	336,645	339,860	343,877
Accrued interest receivable	61,025	63,797	63,862	69,022	68,651
Goodwill	270,097	270,097	270,097	270,097	270,097
Bank owned life insurance	194,064	192,459	190,828	189,022	187,770
Other real estate owned	133,412	82,647	67,560	59,269	59,265
Other assets	262,464	264,621	283,479	272,408	251,732

Total Assets	$13,615,010	$13,583,016	$13,421,004	$13,230,190	$13,167,867

Liabilities
Deposits:
Demand: Noninterest bearing	$2,060,145	$1,967,635	$1,897,977	$1,860,579	$1,901,663
Interest bearing	4,931,518	4,623,103	4,725,457	4,589,029	4,323,646
Savings	863,034	801,153	770,112	768,302	725,192
Other time	3,635,324	3,804,973	3,827,095	3,776,251	3,727,201

Total deposits	11,490,021	11,196,864	11,220,641	10,994,161	10,677,702
Federal funds purchased and securities sold under agreement to repurchase	440,593	501,175	481,109	480,795	539,870
Short-term Federal Home Loan Bank borrowings and other short-term borrowing	2,727	152,738	3,500	2,500	203,500
Accrued interest payable	14,336	16,574	17,508	17,972	19,588
Junior subordinated debt securities	160,312	160,312	160,312	160,312	160,312
Long-term Federal Home Loan Bank borrowings	110,000	110,000	110,749	112,760	112,771
Other liabilities	174,777	209,648	186,926	196,806	177,828

Total Liabilities	12,392,766	12,347,311	12,180,745	11,965,306	11,891,571
Shareholders’ Equity
Common stock	208,704	208,704	208,704	208,655	208,626
Capital surplus	224,976	224,170	223,922	223,307	222,547
Accumulated other comprehensive income (loss)	(14,453)	(2,705)	(5,008)	(10,645)	(8,409)
Retained earnings	803,017	805,536	812,641	843,567	853,532

Total Shareholders’ Equity	1,222,244	1,235,705	1,240,259	1,264,884	1,276,296

Total Liabilities & Shareholders’ Equity	$13,615,010	$13,583,016	$13,421,004	$13,230,190	$13,167,867

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BXS Announces Fourth Quarter Results

January 27, 2011
BancorpSouth, Inc.
Consolidated Condensed Statements of Income
(Dollars in thousands, except per share data)
(Unaudited)

	Quarter Ended					Year To Date
	Dec-10	Sep-10	Jun-10	Mar-10	Dec-09	Dec-10	Dec-09
INTEREST REVENUE:
Loans and leases	$121,672	$123,533	$124,621	$126,956	$129,086	$496,782	$517,013
Deposits with other banks	222	79	33	21	19	355	131
Federal funds sold and securities purchased under agreement to resell	168	213	143	82	43	606	74
Held-to-maturity securities:
Taxable	8,490	9,010	9,363	9,415	10,128	36,278	46,957
Tax-exempt	2,952	2,584	2,412	2,461	2,393	10,409	8,852
Available-for-sale securities:
Taxable	7,836	7,782	8,030	8,385	8,675	32,033	35,026
Tax-exempt	815	795	833	832	875	3,275	3,396
Loans held for sale	902	889	727	506	777	3,024	3,965

Total interest revenue	143,057	144,885	146,162	148,658	151,996	582,762	615,414

INTEREST EXPENSE:
Interest bearing demand	7,462	8,582	9,751	9,392	9,023	35,187	40,047
Savings	891	881	915	889	900	3,576	3,700
Other time	19,827	21,108	21,535	21,529	23,445	83,999	101,308
Federal funds purchased and securities sold under agreement to repurchase	189	209	215	228	305	841	1,629
FHLB borrowings	1,569	1,543	1,553	1,880	3,012	6,545	11,597
Junior subordinated debt	2,864	2,880	2,862	2,855	2,863	11,461	11,630
Other	2	4	2	3	101	11	604

Total interest expense	32,804	35,207	36,833	36,776	39,649	141,620	170,515

Net interest revenue	110,253	109,678	109,329	111,882	112,347	441,142	444,899
Provision for credit losses	43,293	54,850	62,354	43,519	62,271	204,016	117,324

Net interest revenue, after provision for credit losses	66,960	54,828	46,975	68,363	50,076	237,126	327,575

NONINTEREST REVENUE:
Mortgage lending	18,126	8,898	(2,304)	5,025	8,602	29,745	32,225
Credit card, debit card and merchant fees	9,951	9,569	9,333	8,810	7,883	37,663	34,244
Service charges	16,854	18,621	18,953	16,262	18,689	70,690	72,864
Trust income	3,072	2,783	2,707	2,587	3,014	11,149	9,698
Security gains (losses), net	(470)	2,327	(585)	1,297	(102)	2,569	(55)
Insurance commissions	18,013	20,825	21,666	21,668	17,583	82,172	80,937
Other	8,428	6,729	7,316	7,683	8,836	30,156	45,363

Total noninterest revenue	73,974	69,752	57,086	63,332	64,505	264,144	275,276

NONINTEREST EXPENSES:
Salaries and employee benefits	65,980	68,232	68,189	69,287	66,926	271,688	278,734
Occupancy, net of rental income	10,668	11,038	10,527	10,775	10,897	43,008	42,108
Equipment	5,459	5,523	5,877	5,739	5,578	22,598	23,508
Deposit insurance assessments	5,895	4,752	4,362	4,250	3,786	19,259	19,672
Other	35,445	33,542	31,061	30,432	36,174	130,480	125,995

Total noninterest expenses	123,447	123,087	120,016	120,483	123,361	487,033	490,017

Income (loss) before income taxes	17,487	1,493	(15,955)	11,212	(8,780)	14,237	112,834
Income tax expense (benefit)	1,641	(9,767)	(3,395)	2,816	(6,634)	(8,705)	30,105

Net income (loss)	$15,846	$11,260	($12,560)	$8,396	($2,146)	$22,942	$82,729

Net income (loss) per share: Basic	$0.19	$0.13	($0.15)	$0.10	($0.03)	$0.28	$0.99

Diluted	$0.19	$0.13	($0.15)	$0.10	($0.03)	$0.27	$0.99

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BXS Announces Fourth Quarter Results

January 27, 2011
BancorpSouth, Inc.
Selected Loan Data
(Dollars in thousands)
(Unaudited)

	Quarter Ended
	Dec-10	Sep-10	Jun-10	Mar-10	Dec-09
LOAN AND LEASE PORTFOLIO:
Commercial and industrial	$1,491,183	$1,438,415	$1,483,335	$1,470,145	$1,466,569
Real estate
Consumer mortgages	1,978,145	2,001,077	2,019,187	2,014,085	2,017,067
Home equity	543,272	552,095	555,281	549,924	550,085
Agricultural	252,292	262,083	260,489	266,649	262,069
Commercial and industrial-owner occupied	1,331,473	1,375,466	1,407,704	1,423,098	1,449,554
Construction, acquisition and development	1,148,161	1,307,242	1,381,591	1,428,882	1,459,503
Commercial	1,816,951	1,810,626	1,794,644	1,809,660	1,806,766
Credit cards	106,345	102,672	102,784	101,464	108,086
All other	665,285	665,253	641,888	646,915	655,437

Total loans	$9,333,107	$9,514,929	$9,646,903	$9,710,822	$9,775,136

ALLOWANCE FOR CREDIT LOSSES:
Balance, beginning of period	$205,081	$200,744	$188,884	$176,043	$144,791

Loans and leases charged off:
Commercial and industrial	(1,782)	(2,822)	(5,106)	(2,169)	(3,404)
Real estate
Consumer mortgages	(8,809)	(7,573)	(4,659)	(4,598)	(2,298)
Home equity	(1,138)	(1,792)	(602)	(1,683)	(1,835)
Agricultural	(487)	(33)	(473)	(207)	(401)
Commercial and industrial-owner occupied	(1,659)	(1,231)	(3,845)	(2,465)	(753)
Construction, acquisition and development	(31,471)	(34,342)	(31,655)	(15,769)	(20,766)
Commercial	(6,327)	(2,887)	(2,593)	(2,278)	(568)
Credit cards	(990)	(1,046)	(1,363)	(1,160)	(1,118)
All other	(2,093)	(798)	(2,067)	(1,050)	(954)

Total loans charged off	(54,756)	(52,524)	(52,363)	(31,379)	(32,097)

Recoveries:
Commercial and industrial	707	318	242	63	194
Real estate
Consumer mortgages	423	143	818	64	209
Home equity	60	23	43	52	76
Agricultural	4	8	—	—	—
Commercial and industrial-owner occupied	195	154	44	7	10
Construction, acquisition and development	776	663	211	56	7
Commercial	707	98	27	12	25
Credit cards	143	317	219	150	216
All other	280	287	265	297	341

Total recoveries	3,295	2,011	1,869	701	1,078

Net charge-offs	(51,461)	(50,513)	(50,494)	(30,678)	(31,019)

Provision charged to operating expense	43,293	54,850	62,354	43,519	62,271
Other, net	—	—	—	—	—

Balance, end of period	$196,913	$205,081	$200,744	$188,884	$176,043

Average loans for period	$9,418,687	$9,601,142	$9,703,253	$9,767,088	$9,750,989

Ratios:
Net charge-offs to average loans (annualized)	2.19%	2.10%	2.08%	1.26%	1.27%

-MORE-

BXS Announces Fourth Quarter Results

January 27, 2011
BancorpSouth, Inc.
Selected Loan Data
(Dollars in thousands)
(Unaudited)

	Quarter Ended
	Dec-10	Sep-10	Jun-10	Mar-10	Dec-09
NON-PERFORMING ASSETS
NON-PERFORMING LOANS AND LEASES:
Nonaccrual Loans and Leases
Commercial and industrial	$13,075	$12,339	$6,280	$6,306	$4,852
Real estate
Consumer mortgages	46,496	40,962	37,514	24,047	20,731
Home equity	811	1,361	1,565	761	1,642
Agricultural	7,589	4,986	3,972	3,049	1,136
Commercial and industrial-owner occupied	20,338	15,004	12,061	15,083	7,039
Construction, acquisition and development	199,072	216,586	159,829	116,191	82,170
Commercial	57,766	51,590	38,921	30,094	23,209
Credit cards	720	724	726	1,072	1,044
All other	1,632	3,629	2,890	3,034	2,190

Total nonaccrual loans and leases	347,499	347,181	263,758	199,637	144,013

Loans and Leases 90+ Days Past Due, Still Accruing:
Commercial and industrial	675	1,571	7,093	1,405	1,797
Real estate
Consumer mortgages	6,521	6,241	4,754	10,984	9,905
Home equity	173	146	—	320	810
Agricultural	123	330	—	199	1,015
Commercial and industrial-owner occupied	20	192	733	1,482	4,511
Construction, acquisition and development	197	526	1,490	3,339	13,482
Commercial	—	115	3,068	1,671	2,558
Credit cards	330	396	228	296	355
All other	461	393	330	756	1,868

Total loans and leases 90+ past due, still accruing	8,500	9,910	17,696	20,452	36,301

Restructured Loans and Leases, Still Accruing	38,376	52,325	20,813	15,576	6,161

Total non-performing loans and leases	394,375	409,416	302,267	235,665	186,475

OTHER REAL ESTATE OWNED:	133,412	82,647	67,560	59,269	59,265

Total Non-performing Assets	$527,787	$492,063	$369,827	$294,934	$245,740

Loans and Leases 30-89 Days Past Due, Still Accruing:
Commercial and industrial	$13,654	$10,581	$10,081	$17,248	$7,220
Real estate
Consumer mortgages	19,147	22,490	30,286	22,917	24,263
Home equity	1,906	3,088	2,664	2,568	2,000
Agricultural	1,122	1,101	2,312	3,814	1,010
Commercial and industrial-owner occupied	10,183	16,385	20,975	21,798	29,186
Construction, acquisition and development	6,758	11,538	50,759	58,385	39,795
Commercial	3,823	4,657	8,084	11,627	5,623
Credit cards	1,023	799	1,220	1,185	1,457
All other	2,766	3,143	4,472	3,240	3,061

Total Loans and Leases 30-89 days past due, still accruing	$60,382	$73,782	$130,853	$142,782	$113,615

Credit Quality Ratios:
Provision for credit losses to average loans and leases (annualized)	1.84%	2.29%	2.57%	1.78%	2.55%
Allowance for credit losses to net loans and leases	2.11%	2.16%	2.08%	1.95%	1.80%
Allowance for credit losses to non-performing assets	37.31%	41.68%	54.28%	64.04%	71.64%
Allowance for credit losses to non-performing loans and leases	49.93%	50.09%	66.41%	80.15%	94.41%
Non-performing loans and leases to net loans and leases	4.23%	4.30%	3.13%	2.43%	1.91%
Non-performing assets to net loans and leases	5.65%	5.17%	3.83%	3.04%	2.51%
-MORE-

BXS Announces Fourth Quarter Results

January 27, 2011
BancorpSouth, Inc.
Selected Loan Data
(Dollars in thousands)
(Unaudited)

	Quarter Ended
	Dec-10	Sep-10	Jun-10	Mar-10	Dec-09
REAL ESTATE CONSTRUCTION, ACQUISITION AND DEVELOPMENT (“CAD”) PORTFOLIO:
Outstanding Balance
Multi-family construction	$27,992	$28,540	$22,091	$28,598	$25,009
One-to-four family construction	191,972	210,861	229,629	242,209	255,026
Recreation and all other loans	48,375	45,085	44,175	39,938	50,122
Commercial construction	173,557	239,099	245,700	236,111	240,917
Commercial acquisition and development	250,658	260,787	270,413	280,630	282,766
Residential acquisition and development	455,607	522,870	569,583	601,396	605,663

Total outstanding balance	$1,148,161	$1,307,242	$1,381,591	$1,428,882	$1,459,503

Nonaccrual CAD Loans
Multi-family construction	$12,517	$10,668	$11,705	$9,071	$9,247
One-to-four family construction	11,319	12,075	6,117	4,223	1,514
Recreation and all other loans	481	1,020	685	—	—
Commercial construction	34,710	28,712	24,723	12,650	6,684
Commercial acquisition and development	29,658	34,438	15,558	463	2,527
Residential acquisition and development	110,387	129,673	101,041	89,783	62,198

Total nonaccrual CAD loans	199,072	216,586	159,829	116,190	82,170

CAD Loans 90+ Days Past Due, Still Accruing:
Multi-family construction	—	—	—	—	—
One-to-four family construction	—	—	365	748	1,535
Recreation and all other loans	—	—	—	146	496
Commercial construction	195	—	141	16	—
Commercial acquisition and development	—	150	77	678	4,500
Residential acquisition and development	2	376	907	1,751	6,951

Total CAD loans 90+ past due, still accruing	197	526	1,490	3,339	13,482

Restructured CAD Loans, Still Accruing
Multi-family construction	—	—	—	—	—
One-to-four family construction	63	417	1,072	—	—
Recreation and all other loans	—	—	—	—	—
Commercial construction	—	2,244	—	—	1,606
Commercial acquisition and development	604	1,735	460	—	—
Residential acquisition and development	1,495	7,290	946	3,234	—

Total restructured CAD loans, still accruing	2,162	11,686	2,478	3,234	1,606

Total Non-performing CAD loans	$201,431	$228,798	$163,797	$122,763	$97,258

CAD NPL as a % of Outstanding CAD Balance
Multi-family construction	44.7%	37.4%	53.0%	31.7%	37.0%
One-to-four family construction	5.9%	5.9%	3.3%	2.1%	1.2%
Recreation and all other loans	1.0%	2.3%	1.6%	0.4%	1.0%
Commercial construction	20.1%	12.9%	10.1%	5.4%	3.4%
Commercial acquisition and development	12.1%	13.9%	6.0%	0.4%	2.5%
Residential acquisition and development	24.6%	26.3%	18.1%	15.8%	11.4%
Total CAD NPL as a % of outstanding CAD balance	17.5%	17.5%	11.9%	8.6%	6.7%
-MORE-

BXS Announces Fourth Quarter Results

January 27, 2011
BancorpSouth, Inc.
Selected Loan Data
(Dollars in thousands)
(Unaudited)

	As of
	Dec-10	Sep-10	Jun-10	Mar-10	Dec-09

Unpaid principal balance of impaired loans	$345,377	$311,941	$243,221	$209,288	$161,631
Cumulative charge offs on impaired loans	71,972	69,783	54,930	37,989	33,094

Outstanding balance of impaired loans	273,405	242,158	188,291	171,299	128,537
Other non-accrual loans and leases not impaired	74,094	105,023	75,467	28,338	15,476

Total non-accrual loans and leases	$347,499	$347,181	$263,758	$199,637	$144,013

Allowance for impaired loans	40,719	43,584	40,721	30,855	22,747

Nonaccrual loans and leases, net of specific reserves	$306,780	$303,597	$223,037	$168,782	$121,266

Loans and leases 90+ past due, still accruing	8,500	9,910	17,696	20,452	36,301
Restructured loans and leases, still accruing	38,376	52,325	20,813	15,576	6,161

Total non-performing loans and leases	$394,375	$409,416	$302,267	$235,665	$186,475

Allowance for impaired loans	40,719	43,584	40,721	30,855	22,747
Allowance for all other loans and leases	156,194	161,497	160,053	158,029	153,296

Total Allowance for Credit Losses	$196,913	$205,081	$200,774	$188,884	$176,043

Outstanding balance of impaired loans	$273,405	$242,158	$188,291	$171,299	$128,537
Allowance for impaired loans	40,719	43,584	40,721	30,855	22,747

Net book value of impaired loans	$232,686	$198,574	$147,570	$140,444	$105,790

Net book value of impaired loans as a % of unpaid principal balance	67%	64%	61%	67%	65%

Coverage of other non-accrual loans and leases not impaired by the allowance for all other loans and leases	211%	154%	212%	558%	991%

Coverage of non-performing loans and leases not impaired by the allowance for all other loans and leases	129%	97%	140%	246%	265%
-MORE-

BXS Announces Fourth Quarter Results

January 27, 2011
BancorpSouth, Inc.
Noninterest Revenue and Expense
(Dollars in thousands)
(Unaudited)

	Quarter Ended
	Dec-10	Sep-10	Jun-10	Mar-10	Dec-09
NONINTEREST REVENUE:
Mortgage lending	$18,126	$8,898	$(2,304)	$5,025	$8,602
Credit card, debit card and merchant fees	9,951	9,569	9,333	8,810	7,883
Service charges	16,854	18,621	18,953	16,262	18,689
Trust income	3,072	2,783	2,707	2,587	3,014
Securities gains (losses), net	(470)	2,327	(585)	1,297	(102)
Insurance commissions	18,013	20,825	21,666	21,668	17,583
Annuity fees	458	537	698	781	1,060
Brokerage commissions and fees	1,436	1,340	1,419	1,317	1,390
Bank-owned life insurance	2,303	1,793	1,972	1,669	1,843
Other miscellaneous income	4,231	3,059	3,227	3,916	4,543

Total noninterest revenue	$73,974	$69,752	$57,086	$63,332	$64,505

NONINTEREST EXPENSE:
Salaries and employee benefits	$65,980	$68,232	$68,189	$69,287	$66,926
Occupancy, net	10,668	11,038	10,527	10,775	10,897
Equipment	5,459	5,523	5,877	5,739	5,578
Deposit insurance assessments	5,895	4,752	4,362	4,250	3,786
Advertising	1,760	1,742	1,196	656	1,120
Foreclosed property expense	6,092	4,912	3,813	3,538	6,292
Telecommunications	2,148	2,624	2,494	2,200	2,203
Public relations	1,361	1,423	1,656	1,648	1,304
Data processing	1,428	1,576	1,594	1,470	1,360
Computer software	1,937	1,793	1,900	1,704	1,759
Amortization of intangibles	950	961	984	1,015	1,139
Legal fees	1,872	1,727	1,313	1,328	1,885
Postage and shipping	1,269	1,237	1,178	1,360	1,254
Other miscellaneous expense	16,628	15,547	14,933	15,513	17,858

Total noninterest expense	$123,447	$123,087	$120,016	$120,483	$123,361

-MORE-

BXS Announces Fourth Quarter Results

January 27, 2011
BancorpSouth, Inc.
Average Balances, Interest Income and Expense,
and Average Yields and Rates
(Dollars in thousands)
(Unaudited)

	Quarter Ended
	December 31, 2010
	Average		Yield/
(Taxable equivalent basis)	Balance	Interest	Rate
ASSETS
Loans, loans held for sale, and leases net of unearned income	$9,509,949	$123,491	5.15%
Held-to-maturity securities:
Taxable	1,154,939	8,600	2.95%
Tax-exempt	281,283	4,542	6.41%
Available-for-sale securities:
Taxable	923,085	7,836	3.37%
Tax-exempt	72,921	1,254	6.82%
Short-term investments	568,528	391	0.27%

Total interest earning assets and revenue	12,510,705	146,114	4.63%
Other assets	1,263,611
Less: allowance for credit losses	(215,278)

Total	$13,559,038

LIABILITIES AND SHAREHOLDERS’ EQUITY
Deposits:
Demand — interest bearing	$4,740,734	$7,462	0.62%
Savings	831,805	891	0.42%
Other time	3,745,046	19,827	2.10%
Short-term borrowings	623,862	275	0.17%
Junior subordinated debt	160,312	2,864	7.09%
Long-term debt	110,000	1,485	5.36%

Total interest bearing liabilities and expense	10,211,759	32,804	1.27%
Demand deposits — noninterest bearing	1,975,318
Other liabilities	146,447
Total liabilities	12,333,524
Shareholders’ equity	1,225,514
Total	$13,559,038

Net interest revenue		$113,310

Net interest margin			3.59%
Net interest rate spread			3.36%
Interest bearing liabilities to interest earning assets			81.62%

Net interest tax equivalent adjustment		$3,057
-MORE-

BXS Announces Fourth Quarter Results

January 27, 2011
BancorpSouth, Inc.
Average Balances, Interest Income and Expense,
and Average Yields and Rates
(Dollars in thousands)
(Unaudited)

	Quarter Ended
	September 30, 2010
	Average		Yield/
(Taxable equivalent basis)	Balance	Interest	Rate
ASSETS
Loans, loans held for sale, and leases net of unearned income	$9,682,146	$125,211	5.13%
Held-to-maturity securities:
Taxable	993,494	9,119	3.64%
Tax-exempt	230,182	3,975	6.85%
Available-for-sale securities:
Taxable	847,942	7,782	3.64%
Tax-exempt	69,735	1,225	6.97%
Short-term investments	442,927	292	0.26%

Total interest earning assets and revenue	12,266,426	147,604	4.77%
Other assets	1,265,657
Less: allowance for credit losses	(227,201)

Total	$13,304,882

LIABILITIES AND SHAREHOLDERS’ EQUITY
Deposits:
Demand — interest bearing	$4,651,166	$8,582	0.73%
Savings	786,267	881	0.44%
Other time	3,829,068	21,108	2.19%
Short-term borrowings	483,651	257	0.21%
Junior subordinated debt	160,312	2,880	7.13%
Long-term debt	110,734	1,499	5.37%

Total interest bearing liabilities and expense	10,021,198	35,207	1.39%
Demand deposits — noninterest bearing	1,911,125
Other liabilities	143,413
Total liabilities	12,075,736
Shareholders’ equity	1,229,146
Total	$13,304,882

Net interest revenue		$112,397

Net interest margin			3.64%
Net interest rate spread			3.38%
Interest bearing liabilities to interest earning assets			81.70%

Net interest tax equivalent adjustment		$2,719
-MORE-

BXS Announces Fourth Quarter Results

January 27, 2011
BancorpSouth, Inc.
Average Balances, Interest Income and Expense,
and Average Yields and Rates
(Dollars in thousands)
(Unaudited)

	Quarter Ended
	June 30, 2010
	Average		Yield/
(Taxable equivalent basis)	Balance	Interest	Rate
ASSETS
Loans, loans held for sale, and leases net of unearned income	$9,763,448	$126,131	5.18%
Held-to-maturity securities:
Taxable	939,046	9,474	4.05%
Tax-exempt	218,747	3,711	6.80%
Available-for-sale securities:
Taxable	821,050	8,029	3.92%
Tax-exempt	72,440	1,281	7.09%
Short-term investments	295,618	176	0.24%

Total interest earning assets and revenue	12,110,349	148,802	4.93%
Other assets	1,329,535
Less: allowance for credit losses	(216,378)

Total	$13,223,506

LIABILITIES AND SHAREHOLDERS’ EQUITY
Deposits:
Demand — interest bearing	$4,635,078	$9,750	0.84%
Savings	770,665	915	0.48%
Other time	3,814,314	21,536	2.26%
Short-term borrowings	486,350	264	0.22%
Junior subordinated debt	160,312	2,861	7.16%
Long-term debt	112,731	1,506	5.36%

Total interest bearing liabilities and expense	9,979,450	36,832	1.48%
Demand deposits — noninterest bearing	1,855,598
Other liabilities	142,672
Total liabilities	11,977,720
Shareholders’ equity	1,245,786

Total	$13,223,506

Net interest revenue		$111,970

Net interest margin			3.71%
Net interest rate spread			3.45%
Interest bearing liabilities to interest earning assets			82.40%

Net interest tax equivalent adjustment		$2,640
-MORE-

BXS Announces Fourth Quarter Results

January 27, 2011
BancorpSouth, Inc.
Average Balances, Interest Income and Expense,
and Average Yields and Rates
(Dollars in thousands)
(Unaudited)

	Quarter Ended
	March 31, 2010
	Average		Yield/
(Taxable equivalent basis)	Balance	Interest	Rate
ASSETS
Loans, loans held for sale, and leases net of unearned income	$9,809,884	$128,299	5.30%
Held-to-maturity securities:
Taxable	851,525	9,525	4.54%
Tax-exempt	215,250	3,786	7.13%
Available-for-sale securities:
Taxable	859,757	8,386	3.96%
Tax-exempt	72,396	1,279	7.16%
Short-term investments	170,734	103	0.24%

Total interest earning assets and revenue	11,979,546	151,378	5.12%
Other assets	1,340,608
Less: allowance for credit losses	(192,983)
Total	$13,127,171

LIABILITIES AND SHAREHOLDERS’ EQUITY
Deposits:
Demand — interest bearing	$4,568,045	$9,392	0.83%
Savings	748,342	889	0.48%
Other time	3,741,938	21,529	2.33%
Short-term borrowings	564,191	587	0.42%
Junior subordinated debt	160,312	2,855	7.22%
Long-term debt	112,764	1,524	5.48%

Total interest bearing liabilities and expense	9,895,592	36,776	1.51%
Demand deposits — noninterest bearing	1,819,945
Other liabilities	146,225
Total liabilities	11,861,762
Shareholders’ equity	1,265,409
Total	$13,127,171

Net interest revenue		$114,602

Net interest margin			3.88%
Net interest rate spread			3.62%
Interest bearing liabilities to interest earning assets			82.60%

Net interest tax equivalent adjustment		$2,720
-MORE-

BXS Announces Fourth Quarter Results

January 27, 2011
BancorpSouth, Inc.
Average Balances, Interest Income and Expense,
and Average Yields and Rates
(Dollars in thousands)
(Unaudited)

	Quarter Ended
	December 31, 2009
	Average		Yield/
(Taxable equivalent basis)	Balance	Interest	Rate
ASSETS
Loans, loans held for sale, and leases net of unearned income	$9,821,066	$130,671	5.28%
Held-to-maturity securities:
Taxable	878,452	10,239	4.62%
Tax-exempt	209,242	3,682	6.98%
Available-for-sale securities:
Taxable	892,191	8,676	3.86%
Tax-exempt	72,902	1,344	7.31%
Short-term investments	92,651	61	0.26%

Total interest earning assets and revenue	11,966,504	154,673	5.13%
Other assets	1,267,510
Less: allowance for credit losses	(168,842)
Total	$13,065,172

LIABILITIES AND SHAREHOLDERS’ EQUITY
Deposits:
Demand — interest bearing	$4,155,330	$9,023	0.86%
Savings	717,630	900	0.50%
Other time	3,748,894	23,445	2.48%
Short-term borrowings	713,972	405	0.23%
Junior subordinated debt	160,312	2,865	7.09%
Long-term debt	303,301	3,011	3.94%

Total interest bearing liabilities and expense	9,799,439	39,649	1.61%
Demand deposits — noninterest bearing	1,826,763
Other liabilities	171,981
Total liabilities	11,798,183
Shareholders’ equity	1,266,989
Total	$13,065,172

Net interest revenue		$115,024

Net interest margin			3.81%
Net interest rate spread			3.52%
Interest bearing liabilities to interest earning assets			81.89%

Net interest tax equivalent adjustment		$2,677
-MORE-

BXS Announces Fourth Quarter Results

January 27, 2011
BancorpSouth, Inc.
Reconciliation of Non-GAAP Measures
(Dollars in thousands)
(Unaudited)
Reconciliation of Pre-tax, Pre-Provision Earnings (a):

	Quarter Ended
	December 31,	September 30,	December 31,
	2010	2010	2009

Net income	$15,846	$11,260	$(2,146)
Plus: Provision for credit losses	43,293	54,850	62,271
Income tax expense (benefit)	1,641	(9,767)	(6,634)

Pre-tax, Pre-Provision Earnings	$60,780	$56,343	$53,491
Reconciliation of Tangible assets and Tangible Shareholders’ Equity to
Total Assets and Total Shareholders’ Equity (b):

	December 31,
	2010	2009

Tangible assets
Total assets	$13,615,010	$13,167,867
Less: Goodwill	270,097	270,097
Other identifiable intangible assets	19,624	23,533

Total tangible assets	$13,325,289	$12,874,237

Tangible shareholders’ equity
Total shareholders’ equity	$1,222,244	$1,276,296
Less: Goodwill	270,097	270,097
Other identifiable intangible assets	19,624	23,533

Total tangible shareholders’ equity	$932,523	$982,666

Tangible shareholders’ equity to tangible assets	7.00%	7.63%

(a)	BancorpSouth, Inc. utilizes pre-tax, pre-provision earnings as an additional measure when evaluating the performance of the Company. Pre-tax, pre-provision earnings are defined as net income plus provision for credit losses and income tax expense. Management believes pre-tax, pre-provision earnings is important to investors as it shows earnings trends without giving effect to provision for credit losses and taxes.

(b)	BancorpSouth, Inc. utilizes the ratio of tangible assets to tangible shareholders’ equity measures when evaluating the performance of the Company. Tangible shareholders’ equity is defined by the Company as total shareholders’ equity less goodwill and other identifiable intangible assets. Tangible assets are defined by the Company as total assets less goodwill and other identifiable intangible assets. Management believes the ratio of tangible equity to tangible assets is important to investors who are interested in evaluating the adequacy of our capital levels.
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